UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) June 29, 2009
LODGENET INTERACTIVE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-22334	46-0371161

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 West Innovation Street, Sioux Falls, SD	57107

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (605) 988-1000
n/a

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.
     On June 23, 2009, LodgeNet Interactive Corporation (the “Company”) entered into a purchase agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as representative (the “Representative”) of the initial purchaser named therein (the “Initial Purchaser”), pursuant to which the Company agreed to sell up to 50,000 shares of the Company’s 10% Series B Cumulative Perpetual Preferred Stock, $0.01 par value, with a liquidation preference of $1,000.00 per share (the “Preferred Stock”), of the Company. In addition, the Company granted to the Initial Purchaser an option to purchase up to an additional 7,500 shares of Preferred Stock (the “Additional Securities” and together with the Firm Securities, the “Securities”). The offering was made pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The global certificate for the Preferred Stock contains a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities. The Initial Purchaser has represented to the Company that it has such knowledge and experience in financial and business matters and in investments of the type contemplated by the purchase agreement that allows it to evaluate the merits and risks of the purchase.
     On June 29, 2009, the Company completed its offering of 57,500 shares of the Preferred Stock (inclusive of the Initial Purchaser’s exercise of the option to purchase an additional 7,500 shares of Preferred Stock) bringing the total aggregate liquidation preference of the Preferred Stock sold to $57.5 million. The Company will pay the Initial Purchaser discounts and commissions of 6% of the aggregate liquidation preference of the Preferred Stock sold.
     The terms of the Preferred Stock provide for cumulative dividends from the date of original issue at a rate of 10% per annum of the $1,000 liquidation preference per share (equivalent to an annual rate of $100 per share), subject to adjustment in certain circumstances. Dividends on the Preferred Stock will be payable quarterly in arrears, beginning on October 15, 2009. Any dividends must be declared by the Company’s board of directors and must come from funds that are legally available for dividend payments.
     As provided in the Certificate of Powers, Designations, Preferences and Rights of the 10% Series B Cumulative Perpetual Convertible Preferred Stock ($0.01 Par Value) (Liquidation Preference $1,000 Per Share) (the “Certificate of Designations”), the Preferred Stock will be convertible, at the holder’s option, in certain circumstances, into common stock of the Company at an initial conversion rate of 264.5503 shares of the Company’s common stock per share of preferred stock, which is equivalent to an initial conversion price of $3.78 per share.
     The Company may also elect, on or prior to July 15, 2014, to mandatorily convert some or all of the Preferred Stock into shares of the Company’s common stock if the closing price of the Company’s common stock has equaled or exceeded 150% of the conversion price for at least 20 of the 30 consecutive trading days ending the day before the Company sends the notice of mandatory conversion not less than 15 nor more than 30 days’ notice. If the Company elects to mandatorily convert any Preferred Stock, it will make an additional payment on the Preferred

Stock equal to the aggregate amount of dividends that would have accrued and become payable through and including July 15, 2014, less any dividends already paid on the Preferred Stock.
     After July 15, 2014, the Company may elect to mandatorily convert some or all of the Preferred Stock into shares of the Company’s common stock if the closing price of the Company’s common stock has exceeded 125% of the conversion price, for at least 20 of the 30 consecutive trading days ending the day before the Company sends the notice of mandatory conversion not less than 15 nor more than 30 days’ notice. If the Company elects to mandatorily convert any Preferred Stock, it will make an additional payment on the Preferred Stock equal to all accrued and unpaid dividends.
     If a holder elects to convert the Preferred Stock in connection with certain specified fundamental changes that occur on or prior to July 15, 2014, the Company may be obligated to increase the conversion rate of the Preferred Stock. In addition, upon a fundamental change when the stock price of the Company’s common stock is less than $3.43, the holders may require the Company to convert some or all of the holders’ shares of Preferred Stock at a conversion rate equal to the liquidation preference of the Preferred Stock, plus all accrued and unpaid dividends, divided by 97.5% of the market price of the Company’s common stock; provided that in no event will a holder of the Preferred stock be entitled to receive upon conversion more than 291.5451 shares of common stock per $1,000 liquidation preference of the Preferred Stock for such liquidation preference plus accrued and unpaid dividends with respect thereto.
     For so long as the Preferred Stock is outstanding and the Company’s credit facility (or any other agreement with a similar restriction) limits the Company’s ability to declare or pay any dividend (other than dividends payable solely in Common Stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any of the Company’s capital stock, including the Preferred Stock, or make any other distribution in respect thereof, which may be subject to certain exceptions, including a general exception for an aggregate amount the calculation of which is specified in such credit facility or other agreement (a “Restricted Payment Basket”), the Company shall not use availability under the Restricted Payment Basket other than with respect to payment of dividends, or make-whole payments, on the Securities, except with respect to any such restricted payment that would not reduce availability under the Restricted Payment Basket to an amount less than (1) $25 million, less (2) any dividends actually paid on the Preferred Stock from the date of issuance to the date of determination of availability under the Restricted Payment Basket.
     The Preferred Stock has no maturity date or voting rights prior to conversion into the Company’s common stock, except in limited circumstances.
     The terms of the Preferred Stock are more fully described in the Certificate of Designations. The description of the Certificate of Designations is qualified in its entirety by reference to the full text of the Certificate of Designations, which is attached as Exhibit 3.1 to this Current Report and incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

     The information included in Item 3.02 of this Form 8-K regarding the Preferred Stock is incorporated by reference into this Item 3.03.

Item 8.01.	Other Events.
     On June 29, 2009, the Company issued a press release entitled, “LodgeNet Interactive Announces Completion of Offering of $57.5 Million of Convertible Preferred Stock,” which is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 8.01.
     The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Preferred Stock in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits
3.1	Certificate of Designation for 10% Series B Cumulative Perpetual Convertible Preferred Stock

4.1	Form of Specimen Stock Certificate for Common Stock issued upon conversion

4.2	Form of Specimen Stock Certificate for 10% Series B Cumulative Perpetual Convertible Preferred Stock

99.1	Press Release (furnished)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2009	By	/s/ James G. Naro
James G. Naro
		Its	Senior Vice President, General Counsel, Secretary and Chief Compliance Officer